UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

64 Knightsbridge, London England SW1X 7JF
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 44-207-590-9630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2008, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Amended Bylaws’). The amendment and restatement of the bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in the Company’s prior bylaws with respect to corporate governance, shareholder and director meeting procedures, and indemnification procedures. The changes to the Company’s prior bylaws include: (i) expanding certain provisions with respect to shareholders’ meetings including change of quorum requirements; (ii) amending certain provisions respecting appointment of directors, corporate governance and committees, and directors’ meetings; (iii) expanding certain provisions with respect to officers and their duties; (iv) changing certain provisions with respect to share certificates; and (vi) adding certain indemnification provisions.

The following is a description of the substantive differences between the Amended Bylaws and the Company’s prior bylaws:

1.	Article I, Section 2 “Special Meetings”

We have revised Article 1, Section 2 to allow the President, the Secretary, or shareholders owning a majority of the voting stock of the Company to call a special meeting. The prior bylaws provided that only the Board of Directors of the Company could call a special meeting.

2.

Article I, Section 2 “Number, Term, Election and Qualifications” of the Company’s prior bylaws provided that the number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation. Article I, Section 2 of the Amended Bylaws provides that the number of directors may from time to time be increased or decreased by resolution of the Board of Directors to not less than one nor more than nine.

3.

Article I, Section 6 “Quorum” of its prior bylaws provided that a quorum constituted only two shareholders. Article I, Section 4 of the current bylaws provides that holders of at least 5% of the issued and outstanding voting stock constitutes a quorum.

4.	Article I, Section 8 “Motions” of its prior bylaws was deleted; it provided that no motion at an annual or special meeting need be seconded.

4.

Article I, Section 9 “Equality of Votes” was deleted; it provided that in the event the number of votes at a meeting was equal, the chairman was not entitled to cast any vote in addition to his vote as a shareholder.

5.	Article V, Section 4 “Fractional Shares” was deleted; it governed the issuance of fractional shares of stock in the Company.

6.

Article VII “Indemnification” was added. Section 1 of Article VII provides that the Company shall indemnify directors, officers and employees for losses they incur by reason of their service. Section 2 of Article VII permits the Company to purchase directors and officers liability insurance.

The above description of the Amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements And Exhibits.

(d)Exhibits

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alex Craven
Alex Craven
Vice President, Finance

April 29. 2008